EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Thornburg Mortgage, Inc. of our report dated January 22, 2003, except as to Note 10 which is as of February 26, 2003, relating to the financial statements and financial statement schedule, which appears in Thornburg Mortgage, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

June 26, 2003